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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 31, 2004
                Date of Report (Date of earliest event reported)



                           WILSHIRE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                            1-4673               84-0513668
(State or other jurisdiction of        (Commission File        (IRS Employer
incorporation or organization)              Number)          Identification No.)


921 Bergen Avenue, Jersey City, New Jersey                         07306
(Address of principal executive offices)                        (Zip Code)


(Registrant's telephone number, including area code)          (201) 420-2796




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ITEM 2. Acquisition or Disposition of Assets

         On March 31, 2004, the registrant completed the sale of 11 real estate properties in Jersey City, New Jersey. As reported in the Company's annual report of Form 10-K, one of those properties had previously closed, and the remaining 10 properties were sold on March 31. The purchase price for the 11 properties was $11 million, against a net book value for those properties of $5.8 million. After payment of taxes and the payoff of related long-term debt, the sale of these 11 properties provides the Company with approximately $5.2 million in capital resources.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  April 15, 2004                      WILSHIRE ENTERPRISES, INC.
                                            (Registrant)


                                            By:  /s/ Philip G. Kupperman
                                                 ------------------------------
                                                 Philip G. Kupperman
                                                 President
                                                 and Chief Financial Officer







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